(graphic omitted) Flaherty & Crumrine
                                Preferred Income
                                OPPORTUNITY FUND

Dear Auction Preferred Shareholder,

This letter constitutes a notice under Rule 23c-1 of the Investment Company Act of 1940 that Flaherty & Crumrine Preferred Income Opportunity Fund Incorporated ("PFO") is authorized to repurchase PFO's auction preferred shares ("APS") on the open market or through negotiated private transactions. As of October 31, 2008, PFO had approximately 576 APS outstanding.

Purchases of PFO's APS, if any, will be executed as market and business conditions warrant on the open market or in negotiated or block trades. PFO is not obligated to repurchase any dollar amount or number of APS, and the timing and amount of any APS repurchased will depend on market conditions, share price, corporate and regulatory requirements, capital availability and other factors. The authorization to repurchase APS does not have an expiration date and may be limited or terminated at any time by the Board of Directors of PFO without prior notice.

Sincerely,


/s/ Robert M. Ettinger
-----------------------------------
Robert M. Ettinger
President
October 31, 2008

PFO is a diversified closed-end investment company that invests primarily in preferred stocks and related securities. PFO is listed on the New York Stock Exchange (NYSE: PFO). Additional information on PFO is available on its Web site at www.preferredincome.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: THIS LETTER CONTAINS "FORWARD-LOOKING STATEMENTS" AS DEFINED UNDER THE U.S. FEDERAL SECURITIES LAWS. GENERALLY, THE WORDS "BELIEVE," "EXPECT," "INTEND," "ESTIMATE," "ANTICIPATE," "PROJECT," "WILL" AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH GENERALLY ARE NOT HISTORICAL IN NATURE. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER FROM PFO'S HISTORICAL EXPERIENCE AND ITS PRESENT EXPECTATIONS OR PROJECTIONS INDICATED IN ANY FORWARD-LOOKING STATEMENT. THESE RISKS INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN ECONOMIC AND POLITICAL CONDITIONS; REGULATORY AND LEGAL CHANGES; LEVERAGE RISK; VALUATION RISK; INTEREST RATE RISK; TAX RISK; AND OTHER RISKS DISCUSSED IN PFO'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THEY ARE MADE. PFO UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS MADE HEREIN. THERE IS NO ASSURANCE THAT PFO'S INVESTMENT OBJECTIVES WILL BE ATTAINED.

FLAHERTY & CRUMRINE PREFERRED INCOME OPPORTUNITY FUND INCORPORATED

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626.795.7300   301 East Colorado Blvd. Suite 720   Pasadena, CA 91101   www.preferredincome.com
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